UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2015, Flotek Industries, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders elected all of the Company’s nominees for director, approved the compensation of the Company’s named executive officers, and ratified the appointment of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.

A total of 48,739,981 shares of the Company’s common stock were present at the meeting in person or by proxy, which represented approximately 89% of the outstanding shares of the Company’s common stock as of March 5, 2015, the record date for the Annual Meeting.

(1) Proposal One: Election of directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal. Each director was elected as follows:

Name	For	Withheld	Broker Non-Votes
John W. Chisholm	39,690,428	511,246	8,538,307
Kenneth T. Hern	40,130,708	70,966	8,538,307
John S. Reiland	40,014,264	187,410	8,538,307
L.V. “Bud” McGuire	40,122,624	79,050	8,538,307
L. Melvin Cooper	40,131,910	69,764	8,538,307
Carla S. Hardy	34,037,507	6,164,167	8,538,307
Ted D. Brown	40,132,941	68,733	8,538,307

(2) Proposal Two: Advisory Vote on Executive Compensation. The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
39,374,505	289,265	537,904	8,538,307

(3) Proposal Three: Ratification of appointment of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015. The appointment of Hein & Associates LLP was ratified as follows.

For	Against	Abstain
48,688,710	19,780	31,491

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: April 29, 2015	By:	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer